Exhibit 10.2

Execution Version

OMNIBUS Amendment No. 1

This Omnibus Amendment No. 1 is dated as of March 31, 2021, and is among the Persons identified on the signature pages hereof as Lenders (which Lenders constitute the Required Lenders and, as applicable, all affected Lenders), Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as agent for the Lenders (Wells Fargo, in that capacity, “Agent”), Kaiser Aluminum Corporation, a Delaware corporation (“KAC”), as a Borrower, and the Affiliates of KAC party to this agreement as Borrowers.

The Lenders, Agent, KAC, and the other Borrowers are party to a Credit Agreement dated as of October 30, 2019 (as amended, restated, supplemented, or otherwise modified before the date of this agreement, the “Credit Agreement”). The parties also desire to modify the Credit Agreement in certain respects.

The parties therefore agree as follows:

1.
Definitions. Defined terms used but not defined in this agreement are as defined in the Credit Agreement.
2.
Amendments to Credit Agreement.
(a)
The definition of “Eligible Accounts” set forth in Section 1.1 to the Credit Agreement is hereby amended by (i) deleting the word “or” appearing at the end of clause (v) thereof and (ii) inserting the following in place of clause (w) thereof:

“(w) which (i) is sold pursuant to a Permitted Supplier Financing Transaction or (ii) is otherwise owing from a Permitted Supplier Financing Account Debtor; or

(x) which Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever.”

(b)
The definition of “Eligible Inventory” set forth in Section 1.1 to the Credit Agreement is hereby amended by amending and restating clauses (i), (j) and (k) thereof in their entirety to read as follows:

“(i) which is located in any third party warehouse or is in the possession of a bailee or is being processed offsite at a third party location or outside processor or is in-transit to or from said third party location or outside processor unless (i) such warehouseman, bailee, or third party processor has delivered to Agent a Collateral Access Agreement on terms reasonably satisfactory to Agent or such other documentation as Agent may reasonably require (provided that subject to Agent’s right to establish and maintain appropriate Reserves in its Permitted Discretion, up to $25,000,000 of such Inventory may be included in the Borrowing Base even if Collateral Access Agreements and such other documentation as Agent may reasonably require have not been obtained with respect to such Inventory) or (ii) an appropriate Reserve has been established by Agent in its Permitted Discretion;

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(j) [Reserved];

(k) which is the subject of a consignment by such Borrower as consignor or which any Borrower has placed on consignment with another Person (other than a Person that is a third party processor of such Inventory, in which case such Inventory may be included as Eligible Inventory to the extent provided in clause (i) above);”

(c)
Section 1.1 of the Credit Agreement is hereby amended to add the following new defined terms in proper alphabetical order:

““KA Warrick” shall mean Kaiser Aluminum Warrick, LLC (f/k/a Alcoa Warrick LLC), a Delaware limited liability company.

“Permitted Supplier Financing Account Debtor” shall mean any of (i) Ardagh Group S.A. and its Subsidiaries, (ii) Ball Corporation, Ball Metal Beverage Mexico Holdings BV, Ball Packaging LLC, Ball Metal Beverage Container Corp. and Ball Beverage Can Americas S.A. de C.V.; (iii) Pepsico Inc. and its Subsidiaries and Affiliates located in USA and Canada, (iv) Crown Cork & Seal USA, Inc., Crown Metal Packaging Canada LP, Fabricas Monterrey S.A. de C.V., Crown Envases Mexico S.A. de C.V., Crown Famosa S.A. de C.V. and Crown Holdings, Inc., (v) Silgan Holdings Inc. and its Subsidiaries and Affiliates including, without limitation, Silgan Containers Corp. and (vi) any other Account Debtor of any Borrower approved in writing by Agent from time to time in the exercise of its Permitted Discretion at the written request of Administrative Borrower.

“Permitted Supplier Financing Transaction” shall mean any transaction in which any Borrower may, from time to time, sell to a financial buyer Accounts of such Borrower in the ordinary course of business on a non-recourse and true sale basis so long as (i) the Account Debtor of such Accounts is a Permitted Supplier Financing Account Debtor, (ii) such sale is made pursuant to documentation (including, without limitation, intercreditor arrangements) in form and substance reasonably satisfactory to Agent and (iii) each Deposit Account into which proceeds of each such Permitted Supplier Financing Transaction are deposited shall be identified in writing by the Administrative Borrower to Administrative Agent and shall be subject to a Control Agreement.”

(d)
Section 5.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“5.15 Permitted Supplier Financing Transaction. Each Loan Party shall cause all proceeds of each Permitted Supplier Financing Transaction to be deposited into a Deposit Account of a Borrower which is subject to a Control Agreement.”

(e)
Section 5.14(a) of the Credit Agreement is hereby amended by amending and restating the first sentence of such section to read as follows:

“Subject to applicable Requirements of Law, each Loan Party shall cause each of its domestic Significant Subsidiaries formed or acquired after the date of this Agreement to

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become a Loan Party by executing a Joinder; provided that subject to compliance with the terms of Section 5.18(b), KA Warrick shall execute and deliver a Joinder no later than April 16, 2021.”

(f)
Section 6.5 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (h) thereof and (ii) inserting the following in place of clause (i) and the proviso appearing as the last paragraph of such Section:

“(i) a sale or other disposition of Accounts in connection with a Permitted Supplier Financing Transaction; and

(j) sales, transfers and other dispositions of assets (other than the sale of Equity Interests that would result in a Change in Control) that are not permitted by any other part of this Section 6.5, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this Section 6.5(j) shall not exceed $50,000,000 during any Fiscal Year of KAC;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by Sections 6.5(b), 6.5(h), 6.5(i) and 6.5(j) above) (i) shall be made for fair value and (ii) at least 75% of the consideration therefor shall be in cash or assets that can be readily converted into cash without discount within 90 days thereafter, unless, with respect to this clause (ii), (x) such asset is not Collateral and (y) at the time the relevant asset sale, transfer, lease and other disposition occurs the Payment Condition is satisfied.”

(g)
Section 5.18 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“5.18 Post-Closing Obligations.

“(a) Within 30 days after the Closing Date (or such later date as Agent may agree in writing), the Loan Parties will deliver to Agent each of the following documents, in form and substance satisfactory to Agent, duly executed and delivered: (i) a master intercompany demand note between the Loan Parties and their Subsidiaries, and (ii) an intercompany subordination agreement between Agent and the Loan Parties and their Subsidiaries.

(b) On or prior to April 16, 2021 (or such later date as Agent may agree in writing), the Loan Parties will deliver to Agent each of the following documents, in form and substance satisfactory to Agent, duly executed and delivered (as applicable):

(i)
a Perfection Certificate (or supplement to Perfection Certificate) reflecting the inclusion of KA Warrick, together with all schedules contemplated thereby, executed by the Loan Parties;

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(ii)
a Joinder Agreement (Credit Agreement) (“Joinder to Credit Agreement”) by and among KA Warrick and Agent together with all schedules contemplated thereby, executed by Agent and KA Warrick;
(iii)
a Joinder No. 1 to the Guaranty and Security Agreement (“Joinder to GSA”) by and among KA Warrick and Agent together with all schedules contemplated thereby, executed by Agent and KA Warrick;
(iv)
a Patent Security Agreement and Trademark Security Agreement by and among KA Warrick and Agent together with all schedules contemplated thereby, executed by Agent and KA Warrick;
(v)
an appropriate financing statement to be filed in the office of the Delaware Secretary of State against KA Warrick to perfect the Agent’s Liens in and to the Collateral of KA Warrick;
(vi)
a certificate from the Secretary of KA Warrick (i) attesting to the resolutions of KA Warrick’s Board of Directors or Managers, as applicable, authorizing its execution, delivery, and performance of this agreement and the other Loan Documents to which KA Warrick is or will become a party, (ii) authorizing officers of KA Warrick to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of KA Warrick;
(vii)
a certificate of status with respect to KA Warrick, dated as of a recent date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of KA Warrick, which certificate shall indicate that KA Warrick is in good standing in such jurisdiction;
(viii)
certificates of status with respect to KA Warrick, dated as of a recent date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of KA Warrick) in which the failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that KA Warrick is in good standing in such jurisdictions;
(ix)
copies of KA Warrick’s Governing Documents, as amended, modified or supplemented to the date of delivery to Agent, certified by the Secretary (or Manager) of KA Warrick (including evidence of its name change from Alcoa Warrick LLC);
(x)
evidence that KA Warrick has been added to the Loan Parties’ existing insurance policies required by Section 5.9 of the Credit Agreement;
(xi)
a customary opinion of counsel regarding such matters as to KA Warrick as Agent or its counsel may reasonably request, and which is otherwise in form and substance reasonably satisfactory to Agent (it being understood that such opinion shall be limited to the Joinder to Credit Agreement, Joinder to GSA and the other Loan Documents executed or delivered in connection therewith by KA Warrick (including the financing statement filed against KA Warrick); and

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(xii)
such other agreements, instruments, approvals or other documents reasonably requested by Agent in order to create, perfect and establish the first priority of, or otherwise protect, any Lien purported to be covered by any Loan Document or otherwise to effect the intent that KA Warrick shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that, to the extent set forth in the Credit Agreement and the Guaranty and Security Agreement, all property and assets of KA Warrick shall become Collateral for the Obligation.

(c) On or prior to April 16, 2021, the Loan Parties will use commercially reasonable efforts to deliver to Agent, in form and substance satisfactory to Agent, a Collateral Access Agreement for the Warrick County, Indiana facility.”

3.
Amendment to Guaranty and Security Agreement. The final paragraph of Section 3 of the Guaranty and Security Agreement is hereby amended and restated in its entirety to read as follows:

“Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include: (i) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that (A) the foregoing exclusion of this clause (i) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusion of this clause (i) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s, any other member of the Lender Group’s or any Bank Product Provider’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, or license agreement, or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, or license agreement), (ii) any Accounts arising out of the sale of goods or services by any Grantor to any Permitted Supplier Financing Account Debtor, together with all proceeds, supporting obligations and other ancillary rights with respect to such Accounts, which are sold and transferred by such Grantor pursuant to any Permitted Supplier Financing Transaction (provided, that the foregoing exclusion of this clause (ii) shall in no way be construed to apply to any right, title or interest in any proceeds of the sale of such Accounts or amounts otherwise paid or payable to or claims arising in favor of any Grantor pursuant to or in connection with any such Permitted Supplier Financing Transaction) or (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or

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any successor provision), such intent-to-use trademark application shall be considered Collateral.”

4.
Representations. To induce Agent and the Lenders to enter into this agreement, each Borrower hereby represents to Agent and the Lenders as follows:
(a)
that each Borrower is duly authorized to execute and deliver this agreement and is and will continue to be duly authorized to borrow monies under the Credit Agreement and to perform its obligations under the Credit Agreement;
(b)
that the execution and delivery of this agreement and the performance by each Borrower of its obligations under the Credit Agreement do not and will not conflict with any provision of law or of the Governing Documents of such Borrower or of any agreement binding upon such Borrower;
(c)
that the Credit Agreement is a legal, valid, and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;
(d)
that the representations and warranties of each Borrower and each other Loan Party or its Subsidiaries contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this agreement, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties continue to be true and correct as of such earlier date); and
(e)
that no Default or Event of Default has occurred and is continuing on the date of this agreement.
5.
Conditions. The effectiveness of this agreement is subject to satisfaction of the following conditions:
(a)
that Agent has received this agreement executed by Agent, the Supermajority Lenders, and Borrowers;
(b)
that Agent has received the supplemental fee letter executed by Agent and Borrowers and that Borrowers have paid the fee described in such supplemental fee letter and all other fees and expenses required to be paid by Borrowers on the date of this agreement under this agreement, the Credit Agreement, or the other Loan Documents; and
(c)
that Agent has received the following, each in form and substance satisfactory to Agent, a certificate of an officer of Administrative Borrower certifying the acquisition of KA Warrick constitutes a Permitted Acquisition and providing the calculations required pursuant to clause (f) and clause (g), as applicable, of the definition of Permitted Acquisition in making such determination.

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6.
Eligibility of KA Warrick Accounts and Inventory. Each Borrower acknowledges and agrees that following the joinder of KA Warrick as a Borrower under this Agreement and as a Grantor under and as defined in the Guaranty and Security Agreement, no Accounts of KA Warrick will be eligible for inclusion in the determination of the Borrowing Base until such time as Agent shall have conducted an audit and field examination of such Accounts to its satisfaction prior to such inclusion, which at Administrative Borrower’s election, may be deferred until the occurrence of the next scheduled audit and field examination pursuant to Section 5.12 of the Credit Agreement. In addition, each Borrower acknowledges and agrees that following the joinder of KA Warrick as a Borrower under this Agreement and as a Grantor under and as defined in the Guaranty and Security Agreement, no Inventory of KA Warrick will be eligible for inclusion in the determination of the Borrowing Base until such time as Agent shall have received an appraisal of such Inventory in form and substance satisfactory to Agent.
7.
Release of Agent and Lenders by Loan Parties. Each Loan Party signatory to this agreement hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against Agent or any Lender arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this agreement. Each Loan Party signatory to this agreement hereby further covenants and agrees not to sue Agent or any Lender or assert any claims, defenses, demands, actions, or liabilities against Agent or any Lender which occurred on or before the date of this agreement arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this agreement.
8.
Miscellaneous.
(a)
This agreement is governed by, and is to be construed in accordance with, the laws of the State of New York. Each provision of this agreement is severable from every other provision of this agreement for the purpose of determining the legal enforceability of any specific provision.
(b)
This agreement binds Agent, the Lenders, and Borrowers and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders, and Borrowers and the successors and assigns of Agent and each Lender.
(c)
Except as specifically modified or amended by the terms of this agreement, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference in this agreement and in all respects continue in full force and effect. Each Borrower, by execution of this agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement and the other Loan Documents.
(d)
This agreement is a Loan Document. Each Borrower acknowledges that Agent’s reasonable costs and out‑of‑pocket expenses (including reasonable attorneys’ fees) incurred in preparing and reviewing this agreement constitute Lender Group Expenses.
(e)
The parties may sign this agreement in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument. Delivery of an executed

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counterpart signature page to this agreement by facsimile or other electronic method of transmission is as effective as executing and delivering this agreement in the presence of the other parties to this agreement. Delivery of an executed counterpart signature page to this agreement will be effective upon the express release by the executing party (or by counsel to that executing party, on behalf of that executing party) of that executed counterpart signature page.

[Signature pages to follow]

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The parties are signing this Omnibus Amendment No. 1 as of the date stated in the introductory clause.

Kaiser Aluminum Corporation, as a Borrower By: /s/ Neal West Name: Neal West Title: Senior Vice President and Chief Financial Officer
Kaiser Aluminum Investments Company, as a Borrower By: /s/ Neal West Name: Neal West Title: Senior Vice President and Chief Financial Officer
Kaiser Aluminum Fabricated Products, LLC, as a Borrower By: /s/ Neal West Name: Neal West Title: Senior Vice President and Chief Financial Officer
Kaiser Aluminum Washington, LLC, as a Borrower By: /s/ Neal West Name: Neal West Title: Senior Vice President and Chief Financial Officer

Signature page to Omnibus Amendment No. 1—Kaiser

Wells Fargo Bank, National Association,
as Agent and as a Lender

By: /s/ Moses Harris
Name: Moses Harris
Its Authorized Signatory

Signature page to Omnibus Amendment No. 1—Kaiser

JPMorgan Chase Bank, N.A.,
as a Lender

By: /s/ Kenneth Wong
Name: Kenneth Wong
Its Authorized Signatory

Signature page to Omnibus Amendment No. 1—Kaiser

Bank of America, N.A.,
as a Lender

By: /s/ James Fallahay
Name: James Fallahay
Its Authorized Signatory

Signature page to Omnibus Amendment No. 1—Kaiser

U.S. Bank National Association,
as a Lender

By: /s/ Rod Swenson
Name: Rod Swenson
Its Authorized Signatory

Signature page to Omnibus Amendment No. 1—Kaiser

Barclays Bank PLC – New York Branch,
as a Lender

By: /s/ Komal Ramkirath
Name: Komal Ramkirath
Assistant Vice President

Signature page to Omnibus Amendment No. 1—Kaiser